Exhibit 99.1

The Hanover Estimates Third Quarter Catastrophe Losses and Preliminary Results

WORCESTER, Mass., October 20, 2022 – The Hanover Insurance Group, Inc. (NYSE: THG) today announced a preliminary estimate for third quarter catastrophe losses of approximately $90 million, before taxes, or 6.8 points of net earned premiums. The estimate is approximately $22 million above the company’s pre-tax third quarter catastrophe assumption, driven primarily by the effects of Hurricane Ian. Estimated catastrophe losses from Hurricane Ian are approximately $28 million, before taxes, primarily in the company’s Commercial Lines book in Florida.

“Our thoughts are with all those affected by Hurricane Ian. We are committed to resolving all insured claims expeditiously and providing the most positive claims experience for our policyholders and agents,” said John C. Roche, president and chief executive officer at The Hanover. “The strategic actions we have taken in the past reduced our exposure in coastal areas and helped mitigate the loss impact on our company from this storm.”

The Hanover’s third quarter results were also impacted by elevated ex-CAT loss activity in the company’s Personal and commercial multiple peril (“CMP”) property lines, largely stemming from ongoing inflationary pressures, as well as property large losses in CMP. As a result, the company expects its third quarter current accident year loss and LAE ratio, excluding catastrophes(1), and its combined ratio, excluding catastrophes(2), to be 64.1% and 94.2%, respectively. Taking this and other currently available information into account, The Hanover expects its third quarter operating income per share(3) to be in the range of $0.95 to $1.00.

“In the third quarter, inflationary and supply chain pressures surpassed our expectations, and as such we are accelerating property price increases to improve margins in this unprecedented industry environment,” said Roche. “We are supplementing price increases with a robust plan of action, parts of which are already in place. We have the utmost confidence in our high-quality diversified book of business and our team’s ability to execute this plan and bring the business to target profitability. We look forward to providing a detailed update on our actions and progress during our third quarter earnings call on November 2.”

About The Hanover

The Hanover Insurance Group, Inc. is the holding company for several property and casualty insurance companies, which together constitute one of the largest insurance businesses in the United States. The company provides exceptional insurance solutions through a select group of independent agents and brokers. Together with its agent partners, The Hanover offers standard and specialized insurance protection for small and mid-sized businesses, as well as for homes, automobiles, and other personal items. For more information, please visit hanover.com.

Contacts:

Investors: Oksana Lukasheva (508) 525-6081 Email: olukasheva@hanover.com	Media: Emily P. Trevallion (508) 855-3263 Email: etrevallion@hanover.com

Forward-Looking Statements

The Hanover Insurance Group, Inc.’s (“the company”) estimate of catastrophe losses, and preliminary third quarter 2022 results, including, but not limited to, combined ratio, excluding catastrophes, current accident year loss and LAE ratio, excluding catastrophes, and operating income per share are based on estimates and projections that are subject to revision and uncertainty. Certain statements made in this document may be forward-looking statements. All statements, other than statements of historical facts, may be forward-looking statements. Such estimates and statements are forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Words such as, but not limited to, “believes,” “anticipates,” “expects,” “may,” “projects,” “projections,” “plan,” “likely,” “potential,” “targeted,” “forecasts,” “utmost confidence,” “should,” “could,” “continue,” “outlook,” “guidance,” “target profitability”, “modeling,” “moving forward” and other similar expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. The company cautions investors that any such forward-looking statements are estimates, beliefs, expectations and/or projections that involve significant judgment, and that historical results, trends and forward-looking statements are not guarantees and are not necessarily indicative of future performance. Actual results could differ materially from those anticipated.

Investors should consider the risks and uncertainties in the company’s business that may affect such estimates, including (i) the inherent difficulties in arriving at such estimates; (ii) variation in the company’s current estimates that may change as the company finalizes its financial results; (iii) the impact of the COVID-19 global pandemic and related economic conditions, as well as the significant inflationary environment, on the company’s financial and operating results; (iv) legislative and regulatory actions, as well as litigation and the possibility of adverse judicial decisions; and (v) other risks and uncertainties that are discussed in readily available documents, including the company’s latest annual report on Form 10-K, quarterly reports on Form 10-Q, and other documents filed by the company with the Securities and Exchange Commission, which are also available on hanover.com under “Investors – Financials.” The difficulties at arriving at estimates with regard to catastrophes related to rain, wind, flooding, hail and other losses may be caused by several factor, including difficulties policyholders may experience when reporting claims, The Hanover's ability to adjust claims because of the devastation encountered or late discovery of damages; difficulties accessing loss locations; the challenge of making final estimates to repair or replace properties during the early stages of examining damaged properties; applicable cause of loss for certain policies; the effect of higher cost of repairs due to, among other things, "demand surge" and supply chain disruptions; potential latent damages, which are not discovered until later; potential business interruption claims, the extent of which cannot be known at the time, especially for customers who have not fully resumed their operations; the inherent uncertainty of estimating loss and loss adjustment reserves; uncertainties related to litigation and policy interpretation; and other factors.

Non-GAAP Financial Measures

As discussed on page 37 of the company’s Annual Report on Form 10-K for the year ended December 31, 2021, the company uses non-GAAP financial measures as important measures of its operating performance, including operating income, operating income before interest expense and income taxes, operating income per share, and components of the combined ratio, both excluding and/or including, catastrophe losses, prior-year reserve development and the expense ratio. Management believes these non-GAAP financial measures are important indications of the company’s operating performance. The definition of other non-GAAP financial measures and terms can be found in the 2021 Annual Report on pages 63-66.

The company has provided an estimate of third quarter 2022 operating income per share, which is a non-GAAP financial measure. The company has not reconciled this non-GAAP financial measure to the most directly comparable GAAP financial measure because the information is not available to do so as the company does not provide estimates for the various reconciling items. These financial figures reflect the company’s preliminary estimates with respect to such information, based on information currently available to management, and are subject to completion, including the completion of customary financial statement closing and review procedures as of and for the quarter ended September 30, 2022. The company will provide a reconciliation of non-GAAP measures to the most directly comparable GAAP measure in its third quarter 2022 earnings release to be published on Tuesday, November 1, 2022.

Operating income and operating income per share are non-GAAP measures. They are defined as net income excluding the after-tax impact of net realized and unrealized investment gains (losses), gains and/or losses on the repayment of debt, other non-operating items, and results from discontinued operations. Net realized and unrealized investment gains (losses), which include changes in the fair value of equity securities still held, are excluded for purposes of presenting operating income, as they are, to a certain extent, determined by interest rates, financial markets and the timing of sales. Operating income also excludes net gains and losses from disposals of businesses, gains and losses related to the repayment of debt, costs to acquire businesses, restructuring costs, the cumulative effect of accounting changes, and certain other items. Operating income is the sum of the segment income from: Core Commercial, Specialty, Personal Lines, and Other, after interest expense and income taxes. In reference to one of the company’s four segments, “operating income” is the segment income before both interest expense and income taxes. The company also uses “operating income per share” (which is after both interest expense and income taxes). It is calculated by dividing operating income by the weighted average number of diluted shares of common stock. The company believes that metrics of operating income and operating income in relation to its four segments provide investors with a valuable measure of the performance of the company’s continuing businesses because they highlight the portion of net income attributable to the core operations of the business. Income from continuing operations is the most directly comparable GAAP measure for operating income (and operating income before income taxes) and measures of operating income that exclude the effects of catastrophe losses and/or reserve development should not be misconstrued as substitutes for income from continuing operations or net income determined in accordance with GAAP.

The company may also provide measures of operating income and combined ratios that exclude the impact of catastrophe losses (which in all respects include prior accident year catastrophe loss development). A catastrophe is a severe loss, resulting from natural or manmade events, including, but is not limited to, hurricanes, tornadoes, windstorms, earthquakes, hail, severe winter weather, freeze events, fire, explosions, civil unrest and terrorism. Due to the unique characteristics of each catastrophe loss, there is an inherent inability to reasonably estimate the timing or loss amount in advance. The company believes a separate discussion excluding the effects of catastrophe losses is meaningful to understand the underlying trends and variability of earnings, loss and combined ratio results, among others.

Prior accident year reserve development, which can either be favorable or unfavorable, represents changes in the company’s estimate of costs related to claims from prior years. Calendar year loss and loss adjustment expense (“LAE”) ratios determined in accordance with GAAP, excluding prior accident year reserve development, are sometimes referred to as “current accident year loss ratios.” The company believes a discussion of loss and combined ratios, excluding prior accident year reserve development, is helpful since it provides insight into both estimates of current accident year results and the accuracy of prior-year estimates.

The loss and combined ratios in accordance with GAAP are the most directly comparable GAAP measures for the loss and combined ratios calculated excluding the effects of catastrophe losses and/or reserve development. The presentation of loss and combined ratios calculated excluding the effects of catastrophe losses and/or reserve development should not be misconstrued as substitutes for the loss and/or combined ratios determined in accordance with GAAP.

Endnotes

(1)
Current accident year loss and LAE ratio, excluding catastrophes, is a non-GAAP measure, which is equal to the loss and LAE ratio (“loss ratio”), excluding prior-year reserve development and catastrophe losses. The loss ratio (which includes losses, LAE, catastrophe losses and prior-year loss reserve development) is the most directly comparable GAAP measure. A reconciliation of the GAAP loss ratio to the current accident year loss ratio, excluding catastrophes, is shown below.

Three months ended September 30, 2022
Total
Total loss and LAE ratio (GAAP)	70.6%
Less:
Prior-year reserve development ratio	(0.3)%
Catastrophe ratio	6.8%
Current accident year loss and LAE ratio, excluding catastrophes (non-GAAP)	64.1%

(2)
Combined ratio, excluding catastrophes, is a non-GAAP measure. The combined ratio (which includes catastrophe losses and prior-year loss reserve development) is the most directly comparable GAAP measure. A reconciliation of the GAAP combined ratio to the combined ratio, excluding catastrophes, is shown below.

Three months ended September 30, 2022
Total
Total combined ratio (GAAP)	101.0%
Less: Catastrophe ratio	6.8%
Combined ratio, excluding catastrophe losses (non-GAAP)	94.2%

(3)
Operating income and operating income per share are non-GAAP measures. They are defined as net income excluding the after-tax impact of net realized and unrealized investment gains (losses), gains and/or losses on the repayment of debt, other non-operating items, and results from discontinued operations. Net realized and unrealized investment gains (losses), which include changes in the fair value of equity securities still held, are excluded for purposes of presenting operating income, as they are, to a certain extent, determined by interest rates, financial markets and the timing of sales. Operating income also excludes net gains and losses from disposals of businesses, gains and losses related to the repayment of debt, costs to acquire businesses, restructuring costs, the cumulative effect of accounting changes, and certain other items. Operating income is the sum of the segment income from: Core Commercial, Specialty, Personal Lines, and Other, after interest expense and income taxes. In reference to one of the company’s four segments, “operating income” is the segment income before both interest expense and income taxes. The company also uses “operating income per share” (which is after both interest expense and income taxes). It is calculated by dividing operating income by the weighted average number of diluted shares of common stock. The company believes that metrics of operating income and operating income in relation to its four segments provide investors with a valuable measure of the performance of the company’s continuing businesses because they highlight the portion of net income attributable to the core operations of the business. Income from continuing operations is the most directly comparable GAAP measure for operating income (and operating income before income taxes) and measures of operating income that exclude the effects of catastrophe losses and/or reserve development should not be misconstrued as substitutes for income from continuing operations or net income determined in accordance with GAAP.